UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    INTERACTIVE OUTDOORS, INC.
          (Name of small business issuer in its charter)

        Nevada                  2722               88-0501466
(State or jurisdiction   (Primary Standard      (I.R.S. Employer
 of incorporation or         Industrial       Identification No.)
    organization)       Classification Code
                              Number)

                          17 Seaman Road
                   Poughkeepsie, New York 12601
                          (845) 483-7191
            (Address and telephone number of principal
              executive offices and principal place of
                              business)

                       Edward N. Weeks, Jr.
                          17 Seaman Road
                   Poughkeepsie, New York 12601
                          (845) 483-7191
          (Name, address and telephone number of agent
                           for service)

                            Copies to:
                  Harold P. Gewerter, Esq., Ltd.
                   228 Fourth Street, Suite 101
                      Las Vegas, Nevada 89101
                          (702) 382-1714

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier
effective   Registration  Statement  for   the   same   offering.

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If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier
effective   Registration  Statement  for   the   same   offering.
-----------------------------------------------------------------

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

                 CALCULATION OF REGISTRATION FEE
                 -------------------------------
 Tile of each     Dollar     Proposed      Proposed     Amount of
   class of      amount to    maximum      maximum     registration
 securities to      be       offering     aggregate        fee
 be registered  registered   price per  offering price
                               unit
------------------------------------------------------------------
 Common Stock   $500,000.00    $0.25     $500,000.00     $46.00
      (1)

 Common Stock   $100,000.00    $0.25     $100,000.00      $9.20
      (2)
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(1)   Common stock to be newly issued by the Company.   Estimated
solely for calculation of the amount of the registration fee calculated pursuant to Rule 457(c).

(2) Common stock owned by stockholders of the Company. The fee with respect to these shares has been calculated pursuant to Rules 457(f) and 457(c) under the Securities Act of 1933, as amended, and based upon the proposed offering price of common stock of approximately $0.25 per share.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



PAGE-1-




Prospectus
                   Interactive Outdoors, Inc.
                2,400,000 Shares of Common Stock

Interactive Outdoors, Inc. is attempting to sell, on a self-underwritten, best-efforts basis, up to 2,000,000 shares of common stock with the par value of $0.001 per share, for a period of 365 days. We have set the offering price at $0.25 per share. The proceeds from the sale of up to 2,000,000 shares of common stock will be available directly to us. We will not use an underwriter or securities dealer.

Additionally, the registration statement of which this prospectus forms a part also relates to the potential resale of 400,000 shares of our common stock that are to be sold, from time-to-time, by one or more of the selling stockholders. (Please refer to Item 7, "Selling Security Holders," on page 12 of this registration statement). The per share offering price of the shares will be based on the bid price for our common stock on the dates of specific sales, unless shares are sold in private transactions. Consequently, no determination can be made as to actual pricing matters. Interactive Outdoors and the selling stockholders have no brokerage agreements or other agreements for the sale of the shares. The proceeds from the sale of the shares will go directly to the selling stockholders and will not be available to us. The sale of shares by selling shareholders may have a continuing depressive effect on the primary offering as there will be no arrangement to address the price of our stock, provided it moves below the price of shares to be sold in the primary offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 2,400,000 shares is completed or (ii) 365 days from the date of this prospectus. Notwithstanding the conditions
(i) and (ii) above, we may, in our sole discretion, terminate the offering prior to 365 days from the date of this prospectus by a unanimous vote of our Board of Directors.

Prior to this offering, there has been no public market for our common stock. Neither the Nasdaq National Market nor any national securities exchange lists our common stock. These common shares are being sold through the efforts of our officers and directors. No commissions will be received for their sale. There can be no assurance that a market for our securities will develop. The offering price may not reflect the market price of our shares after the offering. The initial public offering price has been arbitrarily determined by us and bears no basis in relation to assets, book value or any other established criteria of value.

   This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment.  See "risk factors" starting on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

During the offering period, we are required to update this prospectus to reflect any facts or events arising after the effective date of the Registration Statement filed with the SEC that represent a fundamental change in the information set forth in the Registration Statement.


           Number   Offering    Underwriting    Proceeds to the
             of       Price      Discounts &        Company
           Shares                Commissions
-----------------------------------------------------------------
Per Share    1        $0.25         $0.00            $0.25
  Total   2,400,000   $500,000      $0.00            $500,000
-----------------------------------------------------------------

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. Interactive Outdoors does not plan to use this offering prospectus before the effective date.
                   Interactive Outdoors, Inc.
                         17 Seaman Road
                  Poughkeepsie, New York 12621
                         (845) 483-7191


          The date of this Prospectus is June ___, 2002



PAGE-2-



                        TABLE OF CONTENTS

                                                                 PAGE
PART I: INFORMATION REQUIRED IN PROSPECTUS                        4
 Item 3. Summary Information and Risk Factors.                    4
 Item 4. Use of Proceeds.                                        10
 Item 5. Determination of Offering Price.                        11
 Item 6. Dilution.                                               11
 Item 7. Selling Security Holders.                               12
 Item 8. Plan of Distribution.                                   13
 Item 9. Legal Proceedings.                                      15
 Item 10. Directors, Executive Officers, Promoters and Control
 Persons.                                                        15
 Item 11. Security Ownership of Certain Beneficial Owners and
 Management.                                                     16
 Item 12. Description of Securities.                             17
 Item 13. Interest of Named Experts and Counsel.                 18
 Item 14. Disclosure of Commission Position of Indemnification
 for Securities Act Liabilities.                                 18
 Item 15. Organization Within Last Five Years.                   18
 Item 16. Description of Business.                               18
 Item 17. Management's Discussion and Plan of Operation.         21
 Item 18. Description of Property.                               21
 Item 19. Certain Relationships and Related Transactions.        22
 Item 20. Market for Common Equity and Related Stockholder
 Matters.                                                        22
 Item 21. Executive Compensation.                                22
 Item 22. Financial Statements.                                  24
 Item 23. Changes In and Disagreements With Accountants on
 Accounting and Financial Disclosure.                            24
PART II: INFORMATION NOT REQUIRED IN PROSPECTUS                  37
 Item 24. Indemnification of Directors and Officers.             37
 Item 25. Other Expenses of Issuance and Distribution.           37
 Item 26. Recent Sales of Unregistered Securities.               37
 Item 27. Exhibits.                                              38
 Item 28. Undertakings.                                          38
SIGNATURES                                                       40






PAGE-3-



           PART I: INFORMATION REQUIRED IN PROSPECTUS

Item 3. Summary Information and Risk Factors.

The Company

  Interactive Outdoors was incorporated in the State of Nevada on July 20, 2001. We are a development stage company that develops and markets an electronic sporting network. We distribute CD-ROM magazines featuring interactive content targeted at hunting, fishing and four-wheeling enthusiasts. In addition to a subscription to our CD-ROM video magazines, we have also developed a complementary Internet site, which we believe is a comprehensive on-line resource and community for sportsmen. Our Internet site can be viewed at www.interactiveoutdoors.tv.

  As of the date of this prospectus, we have 6,302,600 shares of $0.001 par value common stock issued and outstanding.

  Our administrative office is located at 17 Seaman Road, Poughkeepsie, New York 12621, telephone (845) 483-7191.

  Our fiscal year end is December 31.

The Offering

  Interactive Outdoors, Inc. is attempting to sell, on a self-underwritten, best-efforts basis, up to 2,400,000 shares of common stock with the par value of $0.001 per share, of which up to 2,000,000 shares are offered by us and up to 400,000 shares are offered by the selling stockholders. We have set the offering price at $0.25 per share. The proceeds from the sale of up to 2,000,000 shares of common stock will be available directly to us, and the proceeds from the sale of up to 400,0000 shares of common stock will be available directly to the selling stockholders.

  The offering shall terminate on the earlier of (i) the date when the sale of all 2,400,000 shares is completed or (ii) 365 days from the date of this prospectus. Notwithstanding the conditions (i) and (ii) above, Interactive Outdoors in our sole discretion may terminate the offering prior to 365 days from the date of this prospectus by a unanimous vote of our Board of Directors.

  We will apply the proceeds from the offering to commence research and development activities and purchase furniture, computer software and hardware, equipment and office supplies. A portion of the proceeds may also go towards marketing and promotion.

  Our  Transfer Agent will be Pacific Stock Transfer Company, 500
East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119, phone
(702) 361-3033.

  The purchase of the common stock of this offering hereby involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for the common stock exists. We refer you to read "Risk Factors" on page 4 and "Dilution" on page 11

Risk Factors

  Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Special Note Regarding Forward-Looking Statements

  This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.



PAGE-4-



  The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our products and services, our ability to expand our customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

  There may be other risks and circumstances that management may be unable to predict. When used in this prospectus, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions. However, the forward-looking statements contained herein are not covered by the safe harbors created by Section 21E of the Securities Exchange Act of 1934.

Because  Our Company Has Had A History Of Losses Since Inception,
There Is Doubt As To Our Ability To Continue As A Going Concern.

  We anticipate that the maximum or mid-range proceeds from the sale of the common shares being sold in this offering will be sufficient to provide for our capital needs for the next 24 to 36 months. If we raise only the estimated minimum proceeds from this offering we may not be able to meet our planned capital requirements, and may be required to raise additional capital alternatively after this offering to meet these planned capital requirements. We will continue to lose money unless we generate sufficient revenues and cash flows or obtain adequate financing through this offering. We have had a history of losses since inception, and according to our auditors, our operations raise substantial doubt as to our ability to continue as a going concern.

  For the four months ended April 30, 2002, we had revenues of $900 and a net loss of $54,214. Since our incorporation on July 20, 2001, we generated revenues of $900 and incurred a net loss of $67,835. The potential for future operating losses exists. We will not be profitable until we establish a broader customer base for our services and derive substantial revenues from our sale of our services. The above outlined capital problems could negatively impact the value of our Company's common shares and could result in the loss of your entire investment.

Results   of   Our  Operations  May  Suffer  from   Unpredictable
Fluctuations

  Our  operating results may fluctuate significantly as a  result of a variety of factors, many of which are outside of our and our
management's  control.   Factors that may  affect  our  operating
results include the following:

  1. Our ability to attract and retain new customers, and to maintain customer satisfaction;

  2. The amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our business, operations and infrastructure;

  3. Our ability to upgrade and develop our systems and infrastructure to accommodate growth;

  4.   Technical difficulties or service interruptions;

  5. Our ability to attract new personnel in a timely and effective manner;

  6.   Our ability to retain key employees;

  7. The timing, cost and availability of advertising in traditional media and on other websites and online services;

  8.   Consumer and industry trends;

  9. The success of our future brand building and marketing campaigns;

  10.  Acceptance of our products and services; and

  11. General economic conditions and economic conditions specific to the Internet and e-commerce industries.



PAGE-5-



  If our revenues in a particular quarter are lower than we anticipate, we may be unable to reduce spending in that quarter. As a result, any shortfall in revenues would likely adversely affect our quarterly operating results. Specifically, in order to attract and retain a larger user base, we plan to significantly increase our expenditures on sales and marketing, content development, technology and infrastructure. Many of these expenditures are planned or committed in advance and in anticipation of future revenues.

  Due to the factors noted above and the other risks discussed in this section, quarter-to-quarter comparisons of our results of operations may not accurately predict future performance. It is possible that in some future quarters our results of operations may be below the expectations of public market analysts or investors. If this occurs, the price of our common stock may decline.

We  May  Suffer Competitive Pressures from Competitors with  More
Resources.

  Our CD-ROM magazine and Internet media operations will experience significant competition for audience and advertising from other publishers and retailers, as well as other media, that focus on the fishing, hunting and four-wheel driving groups.

  Many of our competitors are significantly larger and have substantially greater financial, distribution, marketing and other resources and have achieved greater recognition for their brand names for product lines or certain products than we have. Increased competition by existing and future competitors could result in reductions in display areas in retail locations, reductions in sales or reductions in prices of our products. We cannot assure you that we will be able to compete successfully against present or future competitors or that competitive pressures we may face will not have a material adverse effect on our financial results.

Our Business Model is New, Evolving and Unpredictable.

  We are in our very early stages of development. Like many new businesses, our business is characterized by rapidly evolving technologies, quickly changing marketing and sales strategies and multiple and aggressive market participants. Customers have the option of using various services and these other services may receive greater acceptance than our service model. If we are unable to secure new clients or lose exiting ones to our competitors, our revenues will decline and we may be unable to meet our financial obligations.

We  May  Not  Successfully  Develop Our  Products,  Manufacturing
Capabilities or Marketing or Sales Campaigns.

  We cannot guarantee you that our plan of operation will lead to any new commercially profitable market sectors or regions. Our proposed CD-ROM and Internet-based interactive magazines will require constant development and reworking to meet the changing demands and desires of our market. We cannot assure you that any we will be able to adapt to changes in our consumer preferences at commercially acceptable costs. There also is no assurance that we will be able to reach our objectives in implementation, marketing and sales. We cannot guarantee that we will successfully perfect, implement or market any product or service, either independently or pursuant to service or marketing agreements, with third parties. There is no assurance such third party arrangements can be successfully negotiated or such arrangements will be on commercially reasonable terms. To the extent we arrange with third parties to perfect or market our products or services, the success of such products or services may depend on the efforts of such third parties.

Changes  in  Consumer  Preferences Could Affect  Demand  for  Our
Products.

  Any change in consumer preferences that we fail to anticipate could have a material adverse effect on our operations. In addition, changes in industry trends could have a greater impact as we expand our product offerings and target market.
Furthermore, decisions about our focus and material to be published often are made in advance of consumer acceptance.
Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, lower sales, excess inventories and lower margins, which, in turn, could prevent us from meeting our financial obligations.



PAGE-6-



Our  Business  is  Subject  to Seasonality  and  Fluctuations  in
Operating Results.

  Our future operating results may fluctuate significantly from period to period due to our reliance on sports with an intrinsic seasonality. Sportsmen that we target are typically active during the period of time in which their sport is both accessible and legal. This seasonality, along with other factors that are beyond our control, including general economic conditions, changes in consumer behavior and weather conditions, could adversely affect our operations and cause our results of operations to fluctuate. Results of operations in any period should not be considered indicative of the results to be expected for any future period.

  The sale of our products is also subject to substantial cyclical fluctuation. Sales may decline in periods of recession or uncertainty regarding future economic prospects that affect consumer spending, particularly on discretionary items. This cyclicality and any related fluctuation in consumer demand could have a material adverse effect on our results of operations and financial condition.

Our   Promotion  of  the  Interactive  Outdoors  Brand  Must   Be
Successful  In  Order  For  Us  to  Attract  Users  as  well   as
Advertisers and Other Strategic Partners.

  We believe that establishing and maintaining our brand is critical to our success and that the importance of brand recognition will increase due to the growing number of women-oriented Internet sites. Successful promotion and marketing of our brand will depend on providing interesting and compelling content, community, commerce and personalized services, and we intend to increase our marketing and branding expenditures in our effort to increase our brand awareness. If our brand building strategy is unsuccessful, these expenses may never be recovered, we may be unable to increase our future revenues and our business could be materially harmed.

New and Existing Regulations Could Harm Our Business.

  Management does not believe that our products and services require government licensing or approval. Today there are relatively few laws specifically directed towards online services. However, due to the increasing popularity and use of the Internet and online services, many laws relating to the Internet are being debated at the state and federal levels (both in the U.S. and abroad) and it is possible that laws and regulations will be adopted with respect to the Internet or online services. These laws and regulations could cover issues such as user privacy, freedom of expression, pricing, fraud,
content   and   quality  of  products  and  services,   taxation,
advertising, intellectual property rights and information security. Changes to existing laws or the passage of new laws intended to address these issues could directly affect the way we do business or could create uncertainty on the Internet, which could harm our business.

We  May  Not  Be Able to Attain Profitability without  Additional
Funding, Which May Be Unavailable.

  We have limited capital resources. Unless we begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to go out of business if additional financing is not available.

  Our growth strategy calls for substantial capital expenditures. While our management expects that the maximum proceeds of this offering will provide sufficient funds for the next 24 to 36 months, additional financing might become necessary at some point in the future. Such financing may not be available on favorable terms, if at all.

  If we are unable to secure sufficient capital in the future, our ability to pursue our business and growth strategy, our results from operations may be impaired. We cannot guarantee you that our estimates of our liquidity needs is accurate or that new business development or other unforeseen events will not occur, resulting in the need to raise additional funds. If we fail to raise any needed additional funds, we may not be able to attain profitability. In addition, it is possible that raising additional funds will result in substantial additional dilution.

We May Expend Significant Resources to Protect Our Intellectual Property Rights or to Defend Claims of Infringement by Third Parties, and If We Are Not Successful We May Lose Rights to Use Significant Material or Be Required To Pay Significant Fees.

  Our success depends on the protection of our original interactive content and on the goodwill associated with our trademarks and other proprietary intellectual property rights. A substantial amount of uncertainty exists concerning the application of copyright and trademark laws to the Internet and other digital media, and there can be no assurance that existing laws provide adequate protection of our content or our Internet addresses, commonly referred to as domain names. We intend to file applications to register a number of our trademarks, trade names and service marks, but we may not be able to secure such registrations.



PAGE-7-



  We have not applied for any patent, trademark or copyright protection in any jurisdiction. We expect to register for intellectual property protection rights once our profitability improves and we can meet the expense of patent, trademark and copyright lawyers. There can be no assurances that any future patents, copyrights or trademarks will be successfully registered to provide sufficient protection to the company.

  Furthermore, enforcing our intellectual property rights could entail significant expense and could prove difficult or impossible. We cannot assure you that in the future third parties will not bring additional claims of copyright or trademark infringement, patent violation or misappropriation of creative ideas or formats against us with respect to our content or any third-party content carried by us. Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, require us to enter into costly royalty or licensing arrangements or prevent us from using important technologies, ideas or formats, any of which could materially harm our business, financial condition or results of operations.

Purchasers  in  this  Offering Will  Have  Limited  Control  Over
Decision-Making Because Our Principal Stockholders, Officers  and
Directors  Control  the  Majority of Our Issued  and  Outstanding
Common Stock.

  Our directors and executive officers and their affiliates beneficially own approximately 79.33% of the outstanding common stock. As a result of such ownership, investors will have no control over matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director, which could make it more difficult for a third party to gain control of our Board of Directors.

Our  Top  Management May Have a Conflict of Interest  Because  of
Other Business Pursuits.

  Our operations depend substantially on the skills and experience of Mr. Edward N. Weeks, Jr., Mr. Michael V. Mandia, and Mr. Jeffrey J. Priebe. Without employment contracts, we may lose these one or more of these individuals to other pursuits without a sufficient warning and, consequently, go out of business.

  Messrs. Weeks, Mandia and Priebe are each involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, one or more of these individuals may face a conflict in selecting between Interactive Outdoors and his other business interests. We have not formulated a policy for the resolution of such conflicts.

We Can Provide No Assurance That We Will Successfully Attract And
Retain Qualified Personnel.

  Our ability to attract and retain qualified personnel is critical to the implementation of our business plan. No assurances can be given that we will be able to retain or attract such qualified personnel or agents to implement our business plan successfully. If for any reason, we are unable to attract and retain the qualified personnel necessary, our ability to implement our business plan would be adversely affected.

Our  Failure  To  Manage Potential Growth  May  Prevent  Us  From
Executing Our Business Strategy Effectively.

  Our ability to manage future potential growth, if any, will require a continual process of implementation and improvement in our operational, financial and management information systems and control; employment and effective training of its new employees, including management, marketing and technical personnel; and also proper motivation and management of our new employees so as to allow our overall operations to flow effectively and to integrate them into our corporate culture. Although the directors and officers have previously contributed to the growth of other companies, there can be no assurance that our management will be able to achieve similar or identical results and performances successfully. If we fail to manage our future potential growth effectively or lose the services of one or more of our key personnel, we would incur a material adverse effect on our results of operations and our ability to execute our business strategy.



PAGE-8-



Investors in This Offering Will Bear a Substantial Risk  of  Loss
Due to Immediate and Substantial Dilution.

  The present owners of our issued and outstanding common stock acquired such common stock at a cost substantially less than what the investors in this offering will pay. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial "dilution." Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additionally, sales of our common stock in the future could result in further "dilution."

  "Dilution" represents the difference between the offering price and the net book value per share of common stock immediately after completion of the offering. "Net Book Value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is substantial as a result of the low book value of our issued and outstanding stock. Our net book value on April 30, 2002 was positive: $0.005 per share. Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $0.0637 per share. Therefore, the purchasers of the common stock in this offering will suffer an immediate and substantial dilution of approximately $0.2118 per share while our present stockholders will receive an immediate and substantial increase of $0.0336 per share in the net tangible book value of the shares they hold. This will result in a 74.51% dilution for purchasers of stock in this offering.

Our Stock is a Speculative Investment That May Result in Losses to Investors.

  As of the date of this prospectus, there is no public market for our common stock. This Registration Statement, of which this prospectus is a part, is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, we cannot assure you that a meaningful trading market will develop. We make no representation about the value of our common stock.

  If our stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to variations in quarterly results of operations, the gain or loss of significant customers, changes in earning estimates, announcements of technological innovations or new solutions by us or our competitors, general conditions in service industries, and other events or factors, many of which are beyond our control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

Interactive  Outdoors' Stock Is Likely to  Be  Subject  to  Penny
Stock Regulation.

  The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

The Offering Price Has Been Arbitrarily Determined, And Bears  No
Relation To Our Actual Book Value.

  An investment in shares of our common stock involves a high degree of risk and is suitable only for investors with substantial financial means and no need for initial liquidity. The offering price of the common shares has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. The common shares are being sold through the efforts of our officers and directors. In addition, no broker/dealer has been retained as an underwriter, nor is any broker/dealer under any obligation to purchase common shares in this offering. Our officers and directors collectively have limited experience in the offering and sale of securities. Consequently, there can be no guarantee that we will be able to sell all, or any, of the common shares.



PAGE-9-



A  Market  May  Not Develop For Our Company's Stock  Because  Our
Company's Common Stock May Not Be Included In A Quotation System.

  Before this offering, there has been no public trading market for our common stock. We seek to have our shares of common stock trade in the over-the-counter market on the Over-the-Counter Bulletin Boardr, an inter-dealer automated quotation system for equity securities not included in the Nasdaq Small Cap MarketSM or National Market. If we are unable to include our shares of common stock for quotation on the Bulletin Board we expect our shares to trade on the NQB Pink Sheetsr published by the Pink Sheets, LLC. Although the Bulletin Board has recently begun to receive greater recognition from the brokerage community, the trading volume of securities quoted on the Bulletin Board is normally substantially less than that of securities traded on the Nasdaq Small Cap Market SM and National Markets. Trading volume in Pink Sheet securities is substantially less than that of Bulletin Board securities.

  You may have more difficulty selling our securities or obtaining price quotations than if our stock was listed on the Nasdaqr or a national securities exchange, particularly if our shares are traded on the Pink Sheetsr. Because our common stock is not listed on any national securities exchange, our common stock may not be easily traded, not only in the amount of shares that could be bought and sold, but also through delays in the timing of transactions, and lower prices for our shares of common stock than might otherwise be obtained. Other drawbacks would include a reduction in the number of securities analysts who follow our common stock and a lack of news media coverage for our company.

A  Market May Not Develop For Our Company's Common Stock  Because
No Underwriters Or Broker/Dealers Have Agreed To Make A Market In
Our Stock.

  Additionally, we are not using an underwriter to sell this issuance, and cannot guarantee that any broker/dealer will make a market in our common stock. "Making a market" means maintaining buy and sell quotations and being able to fulfill transactions at those quoted prices and in reasonable quantities, subject to various securities laws and other regulatory requirements. The development of a public trading market depends on the existence of willing buyers and sellers, which we do not control. We cannot guarantee that a regular trading market for our common stock will develop after this offering or that, if developed, it will be sustained. The ability to withstand a potential loss of all or a portion of one's investment in this offering should be considered before making an investment decision.

There  Are  Shares Available For Resale Under  Rule  144  Of  The
Securities Act, As Amended.  If These Shares Are Sold In The Open
Market,  The  Price  Of  Our  Common  Stock  Could  Be  Adversely
Affected.

  All of the presently outstanding shares of common stock, aggregating 6,302,600 shares of common stock, are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Our directors and officers collectively own an aggregate of 5,000,000 restricted shares or 79.33% of the aggregate shares of common stock for which the one year holding period has expired. All directors and officers of our Company are presently subject to a lock-up agreement. A sale of shares by such security holders, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.



PAGE-10-



Item 4. Use of Proceeds.

  We plan to use the proceeds from this offering as follows:

                                      50% of             25% of
                    Maximum           Maximum            Maximum
                       $                 $                  $
                    -------           -------           ---------
   Application      Approxi           Approxi            Approxi
                     mate              mate               mate
        Of          Dollar            Dollar             Dollar
     Proceeds       Amount     %      Amount       %     Amount     %
--------------------------------------------------------------------------
Offering Proceeds   500,000  100.00   250,000   100.00  125,000   100.00

Offering Expenses    25,000    5.00    25,000    10.00   25,000   20.00
1
Net Proceeds from   475,000   95.00   225,000    90.00  100,000   80.00
Offering

Use of Net
Proceeds
Purchase Building   200,000   40.00         -        -        -       -

Marketing            75,000   15.00    50,000    20.00   25,000   20.00

Expositions/Conven   50,000   10.00    50,000    20.00   25,000   20.00
tions
Video & Editing      50,000   10.00    50,000    20.00   25,000   20.00
Equipment
Develop CD           50,000   10.00    25,000    10.00   10,000    8.00
Publications
Publish for Third-   25,000    5.00    25,000    10.00   10,000    8.00
Parties
Working Capital 2    25,000    5.00    25,000    10.00    5,000    4.00

Total Use of Net    475,000   95.00   225,000    90.00  100,000   80.00
Proceeds

Total Use of        500,000  100.00   250,000   100.00  100,000  100.00
Proceeds

  (1) The offering expenses are fixed and will not vary depending on the proceeds raised in the offering.
  (2) The category of General Working Capital may includes officer salaries (if any), printing costs, postage, telephone services, overnight services, and other operating expenses.

  Our allocation of net proceeds represents our best estimates for their usage. We may reallocate some of the proceeds if our plans change. We have broad discretion as to the application of a significant portion of the net proceeds without having to seek the approval of the investors in this offering. Future events may cause us to reallocate our resources, including cash, for uses not presently contemplated by us. We believe that the maximum or mid-range net proceeds from this offering and revenues generated by planned operations will satisfy our working capital needs for the next 24 to 36 months. If we raise only the estimated minimum proceeds from this offering, we will be able to continue existing operations for a period of at least the 365 day maximum offering period, but will not be able to meet our planned capital requirements as outlined in the table above and as described in the description of our business starting on page 18.

  We will not receive any of the proceeds from the sale of shares of common stock owned by the selling shareholders.

Item 5. Determination of Offering Price.

  The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, our management considered such factors as the prospects, if any, for similar companies, the previous experience of management, our anticipated results of operations, our present financial resources and the likelihood of acceptance of this offering.

Item 6. Dilution.

  "Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. This is due in part to shares of common stock issued to our officers and directors totaling 5,000,000 shares at par value $0.001 per share versus investor stock purchases from previous transactions at a price of $0.07 per share. Please refer to "Certain Transactions" on page ## for more information. Our net book value on April 30, 2002, was of $29,106 or $0.0046 per share. Assuming all 2,000,000 shares offered are sold, and in effect we receive the maximum estimated proceeds of this offering from shareholders, our net book value will be approximately $0.0637 share. Therefore, as an investor, you will suffer an immediate and substantial dilution of approximately $0.1863 per share while our present stockholders will receive an increase of $0.0591 per share in the net tangible book value of the shares that they hold. This will result in a 74.51% dilution for purchasers of stock in this offering.



PAGE-11-



  In the event that only the mid-range of the offering is achieved (the sale of 1,000,000 shares), our net book value will be approximately $0.0382 per share. You will suffer an immediate and substantial dilution of approximately $0.2118 per share while our present stockholders will receive an increase in value of $0.0336 per share in the net tangible book value of the shares they hold. This will result in an 84.71% dilution for purchasers of stock in this offering.

  In the event that the minimum offering is achieved (the sale of 500,000 shares), our net book value will be approximately $0.0227 per share. Therefore, as an investor, you will suffer an immediate and substantial dilution of approximately $0.2273 per share while our present stockholders will receive an increase of $0.0180 per share in the net tangible book value of the shares they hold. This will result in a 90.94 % dilution for purchasers of stock in this offering.

  The following table illustrates the dilution to the purchaser of the common stock in this offering. The subsequent table represents a comparison of the various prices paid by individuals who have purchased shares in our company previously:

                            25% of the   50% of the
                              Maximum     Maximum      Maximum
                             Offering     Offering    Offering
                            -------------------------------------
Book   Value   Per   Share    $0.0046     $0.0046      $0.0046
Before the Offering

Book Value Per Share After    $0.0227     $0.0382      $0.0637
the Offering

Net  Increase to  Original    $0.0180     $0.0336      $0.0591
Shareholders

Decrease in Investment  to    $0.2273     $0.2118      $0.1863
New Shareholders

Dilution to New                90.94%      84.71%       74.51%
Shareholders (%)

Item 7. Selling Security Holders.

  The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

  Name of      Number of    Number of     Number of   Percentage of
  Owner of    Shares Owned    Shares    Shares Owned   Shares Owned
   Common      before the   Offered by    after the     after the
   Stock1       Offering     Selling      Offering      Offering2
                           Shareholders
--------------------------------------------------------------------
Albert           15,000       5,000       10,000           -
Angelillo
Martha Bade      15,000       5,000       10,000           -
John L. Beal     15,000       5,000       10,000           -
David     J.     14,000       5,000        9,000           -
Bianco
Paul      J.     15,000       5,000       10,000           -
Brickner
Martha    L.     15,000       5,000       10,000           -
Brown
Arthur    D.    100,000       30,000      70,000           -
Buckley
Thomas           20,000       7,500       12,500           -
Corcoran
Kathleen         15,000       5,000       10,000           -
Cowan
Frank    San     30,000       10,000      20,000           -
Felice
Force            70,000       20,000      50,000           -
Properties,
LLC
William          10,000       5,000       10,000           -
Galassi
Paul      J.     15,000       5,000       10,000           -
Given
Wilda            15,000       5,000       10,000           -
Harrison3
Winston         675,000      200,000      475,000        5.72%
Harrison3
Frederick       100,000       30,000      70,000           -
Hartwig
Mary      B.     15,000       5,000       10,000           -
Harvey
Kerri     K.     15,000       5,000       10,000           -
Hollon
Lisa      A.     15,000       5,000       10,000           -
Lammers
Louis Meyer      28,600       7,500       21,100           -
Theresa          15,000       5,000       10,000           -
Pfaff
Edward           30,000       10,000      20,000           -
Weeks, Sr.4
John   Blake     30,000       10,000      20,000           -
Wells
Mary D. Wolf     15,000       5,000       10,000           -


Total    (24   1,302,600     400,000      902,600
persons)



PAGE-12-



Footnotes:

(1) None of the selling stockholders is a broker/dealer or an affiliate of a broker/dealer. Each person listed in this table purchased shares in a private placement offering conducted in accordance with Rule 505 of Regulation D promulgated under the Securities Act of 1933, as amended, and ended as of April 30, 2002.

(2) "-" represents less than 1.00%. Assumes the offering of all 2,400,000 offered in this prospectus.

(3)  Wilda and Winston Harrison are siblings.

(4) Edward N. Weeks, Sr. is the father of Edward N. Weeks, Jr., the Chief Executive Officer of our Company.

Item 8. Plan of Distribution.

     Sales by Interactive Outdoors

  Shares of common stock will be sold directly through the efforts of Messrs. Weeks, Mandia and Priebe, the officers and directors of Interactive Outdoors. We believe that all of these individuals are exempt from registration as brokers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, each of our officers and directors:

  1. Is not subject to a statutory disqualification, as that term is defined in section 3(a)39 of the Act, at the time of their participation; and
  2. Is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
  3. Is not at the time of his participation an associated person of a broker or dealer; and
  4.   Meets the conditions of the following:

     a. Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and
     b. Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and
     c. Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

  Our officers and directors may not purchase any securities in this offering.



PAGE-13-



  There can be no assurance that all, or any, of the shares will be sold. As of the date of this prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

  In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied.

  The proceeds from the sale of the issued and outstanding shares offered for sale by our existing shareholders will be payable directly to the selling stockholder. Proceeds from the sale of the shares offered for sale directly by us shall be payable directly to us. There is no minimum amount of shares to be sold in this offering. The offering shall terminate on the earlier of (i) the date when the sale of all 2,400,000 shares is completed or (ii) 365 days from the date of this prospectus. Notwithstanding the conditions (i) and (ii) above, our management in their sole discretion may terminate the offering prior to 365 days from the date of this prospectus by a unanimous vote of our Board of Directors.

  Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit
99) and sending it together with payment in full to Interactive Outdoors, Inc., 17 Seaman Road, Poughkeepsie, New York 12601. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. Investors' failure to pay the full subscription amount will entitle us to disregard investors' subscription. Investors' subscription is not binding and will not become effective unless and until it is accepted. We have 30 business days after receipt either to accept or to reject the subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it. We will notify accepted subscribers within 30 days after the close of the offering.

     Sales by Selling Stockholders

  The selling stockholders may offer their shares at various times in one or more of the following transactions:

1.   In the over-the-counter market;
2.   On any exchange on which the shares may hereafter be listed;
3.   In negotiated transactions other than on such exchanges;
4.   By pledge to secure debts and other obligations;
5. In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or
6.   In a combination of any of the above transactions.

  The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

  The  selling stockholders may use broker/dealers to sell  their
shares.   The  broker/dealers will either  receive  discounts  or
commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

  Some of the selling stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this prospectus.



PAGE-14-



  Under certain circumstances the selling stockholders and any broker/dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act. The selling stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

  The selling stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the selling stockholders. Under the rules and regulations of the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

  The selling stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them. The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus. We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

Item 9. Legal Proceedings.

  None  of  our  directors,  officers, significant  employees  or
consultants   has  been  convicted  in  a  criminal   proceeding,
exclusive of traffic violations.

  None of our directors, officers, significant employees or consultants has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

  None of our directors, officers, significant employees or consultants has been convicted of violating a federal or state securities or commodities law.

Item  10.  Directors, Executive Officers, Promoters  and  Control
Persons.

Directors, Executive Officers, Promoters and Control Persons

  Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of the officers is appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. Our Board of Directors has no nominating, auditing or compensation committees.

  The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

     Name       Age         Position           Period of
                                               Service(1)
-------------------------------------------------------------
Edward N.       30     CEO and Director     July 20, 2001
Weeks, Jr.(2)                                to present

Michael V.      31      President and       July 20, 2001
Mandia(3)                  Director          to present

Jeffrey M.      26   Secretary, Treasurer   July 20, 2001
Priebe(3)                and Director        to present

Footnotes:

    (1) All our directors hold office until the next annual meeting of the stockholders, currently scheduled for July 20, 2002 and until successors have been elected and qualified. Our executive officers are appointed by our Board of Directors and hold office until they resign or are removed from office.

  (2) Mr. Edward N. Weeks, Jr. is a full time employee of our Company and devotes significantly all of his time to our operations.

  (3) Messrs. Michael V. Mandia and Jeffrey M. Priebe have obligations to employers other than Interactive Outdoors. We expect each of Messrs. Mandia and Priebe to spend a minimum of 20 hours per week on our business affairs. We direct you to view Risk Factors, "Our Top Management May Have a Conflict of Interest Because of Other Business Pursuits," on page 8 of this prospectus.



PAGE-15-



Background  of  Directors,  Executive  Officers,  Promoters   and
Control Persons

  Edward N. Weeks, Jr., CEO: Mr. Weeks graduated from the State University of New York at New Paltz with a Bachelor of Science degree in Business Administration, with a concentration on Finance. Since graduating, he has worked as a financial professional with both SBC Warburg Dillon Read as an Asian Equities Liaison, and for MarkeTrend Securities, Ltd. as an Investment Executive and Executive Vice President / Partner / Director, between the years of 1997 and 2000. He served as the Financial Director of Doc Hollywood Productions/DH1.tv, an interactive cable television studio based in Hollywood, CA from 2000 until 2002. Mr. Weeks has been a sportsman for the last approximately 14 years.

  Michael V. Mandia, President: Mr. Mandia served in the U.S. Navy for four years, where he gained extensive knowledge of electronics as a Sonar Technician, 3rd class. Since being discharged, he has had a 10 year career in the computer hardware and software industry, specifically product development and implementation, most recently as Manager of Customer Computer Assistance for UPS. He is currently a Senior Technical Support Analyst Manager with United Parcel Service, where he has been employed since 1993. For the past 14 years, Mr. Mandia has been an avid hunter.

  Jeffrey J.M. Priebe, Secretary and Treasurer: Jeffrey J.M. Priebe brings a broad diversity of experience to Interactive Outdoors. After his graduation from Brewster Academy in New Hampshire he went on to Rollins College in Florida and further expanded his educational training at the Bowles School of Real
Estate. He has varied business management experience in such areas as: men's wear, dry cleaning establishments, and select wine sales and marketing. From 1998-1999, Mr. Priebe was a customer relations/internet account executive with Wine Country. Jeffrey went on to expand his reputation in the field of investment banking at Ameri-First Securities, located in Dallas, Texas, from 1999-2000. During his tenure with this firm, he worked with many companies, primarily focusing on raising money for limited partnerships and private placements. Between 2000-2001, Jeffrey handled investor relations for Doc Hollywood Productions/DH1.tv. Since 2001, he has conducted investor relations for Stock Watchman.com and Ocean Capital Partners. His outside interests throughout the years include his proven equestrian talents. Carrying on the family tradition as a fourth generation horseman, Jeff is a fourteen time World Champion Equestrian.

Item  11.  Security  Ownership of Certain Beneficial  Owners  and
Management.

  The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership our common stock by all persons known by us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title     Name, Title and Address of     Amount         Percent of
 Of     Beneficial Owner of Shares(1)      of              Class
Class                                    Beneficial   --------------
                                         Ownership(2)
                                                      Before    After
                                                      Offering  Offering
                                                                  (3)
-------------------------------------------------------------------------
Common  Edward N. Weeks, CEO and          2,000,000    31.73%   24.09%
        Director

Common  Michael V. Mandia, President and  2,000,000    31.73%   24.09%
        Director

Common  Jeffrey  M.  Priebe,  Secretary,  1,000,000    15.87%   12.04%
        Treasurer and Director

       All Directors and Officers as a    5,000,000    79.33%   60.22%
       group (3 persons)

Common  Winston and Wilda Harrison (4)      690,000    10.95%    8.31%


Common  Edward N. Weeks, Sr. (\5)            30,000     0.48%    0.36%


Footnotes

(1)   The address of each executive officer and director  is  c/o
Interactive  Outdoors,  Inc., 17 Seaman Road,  Poughkeepsie,  New
York 12601.

(2) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3)   Assumes  the  sale of the maximum amount of  this  offering
(2,000,000 shares of common stock) by Interactive Outdoors.

(4) Mr. Winston Harrison and Mrs. Wilda Harrison are siblings. As such, their shares have been aggregated together for the purposes of determining beneficial ownership. Additionally, Mr. and Mrs. Harrison are registering for sale, in this registration statement, 205,000 shares of common stock collectively. Their beneficial ownership assuming a maximum offering and the liquidation of 205,000 of their shares will be 5.72%.

(5) Mr. Edward N. Weeks, Sr. is the father of our Chief Executive Officer. Additionally, Mr. Weeks, Sr. is registering for sale, in this registration statement, 10,000 shares of his common stock holdings. His beneficial ownership assuming a maximum offering and the liquidation of 10,000 of their shares will be 0.24%.



PAGE-16-



Item 12. Description of Securities.

  Our authorized capital stock consists of 20,000,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001.

  The holders of our common stock:

1. Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;
2. Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
3. Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
4. Are entitled to one vote per share on all matters on which stockholders may vote.

  All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

  We have no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the law of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

  The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.



PAGE-17-



Non-Cumulative Voting

  Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

  As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. We do not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

  After  this  offering,  we will furnish its  shareholders  with
annual   financial   reports   certified   by   our   independent
accountants, and may, in our discretion, furnish unaudited quarterly financial reports.

Item 13. Interest of Named Experts and Counsel.

  None.

Item 14. Disclosure of Commission Position of Indemnification for
Securities Act Liabilities.

Indemnification of Directors and Officers

  Our  Articles of Incorporation, its Bylaws and certain statutes provide  for the indemnification of a present or former  director
or  officer.   We  refer  you  to  Item  24  "Indemnification  of
Directors and Officers," on page 35.

The    Securities   and   Exchange   Commission's    Policy    on
  Indemnification.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Organization Within Last Five Years.

  Interactive Outdoors, Inc. was incorporated in the State of Nevada on July 20, 2001.

  Please see Item 26 "Recent Sales of Unregistered Securities" on page 35 for our capitalization history.



PAGE-18-



Item 16. Description of Business.

A.  Business Development and Summary

  We were incorporated in the State of Nevada on July 20, 2001, under the name Interactive Outdoors, Inc. We have commenced planned principal operations; however, we have generated only limited revenues. We have not been party to any bankruptcy, receivership or similar proceeding.

  On December 1, 2001, we executed a joint venture agreement with Virtual Hunters.com, Inc. to combine to develop and publish an interactive CD-ROM magazine for outdoor sports. During the term of this agreement we agreed to divide the profits equally, once we have recovered our initial start-up costs. The agreement is effective until VH receives royalties of at least $100,000. If, during a period of five years we do not pay VH $100,000, then both parties must agree to either lower the minimum amount of royalties or extend the length of the agreement. Once we pay VH a total of $100,000, VH shall transfer the rights of all technologies and we will have the option to purchase certain assets of VH for $25,000.

  Our administrative office is located at 17 Seaman Road, Poughkeepsie, New York 12601, telephone (845) 483-7191.

  Our fiscal year end is December 31.

B.  Business of Issuer

Principal Products and Services and Principal Markets

  Interactive Outdoors was founded to capitalize on the opportunity to provide outdoor enthusiasts with information, tips and advice and commerce opportunities via interactive CD-ROM. Various information sources, such as newspapers, network television and other Internet-based media providers are trying to address the demands of sportsmen for timely and relevant information. Our management believes that we will provide original content, community and commerce offerings that are necessary to provide an integrated solution to meet the needs of the outdoor enthusiast.

  We publish CD-ROM-based interactive sporting magazines targeted specifically at hunting, fishing and four-wheeling enthusiasts. Our magazine is available for a one year subscription at $24.95. Subscribers receive a new issue on CD-ROM every month for the term of their subscription. In addition to marketing our CD-ROM video magazines, Interactive Outdoors offers a complementary web site at www.interactiveoutdoors.tv, which our management believes is a comprehensive online resource and community for sportsmen.

  Our interactive magazine combines TV-quality videos on CD-ROM with the ability to interact 100% with the Internet via our proprietary technology. Advertisers can combine TV-quality video with direct links to products, dealer locators or any Internet site they choose. Subscribers to our magazines can expect TV-quality videos delivered to their PCs, monthly product giveaways and chances to have their own successes featured in our monthly publication. In addition to receiving the CD-ROM hunting video magazine, all of our subscribers are entered into monthly giveaways. Winners will be announced on our web site. Our first giveaways include a Turkey Hunt, two Summit Treestands and various other products.

  Interactive Outdoors has teamed with hunting gurus Tom Miranda, www.tommiranda.com, Penn's Woods www.pennswoods.com, BlackTail Country www.blacktailcountry.com, Great Northern Productions, www.gnproductions.com, and several other producers of top quality hunting videos to introduce our first publication, which debuted in April of 2002.



PAGE-19-



Distribution Methods of the Products or Services

  We believe that our future growth depends on the effectiveness of our initial marketing and distribution efforts. Using the Internet for marketing and sales is an important component of our growth strategy. Our objective is to be the premier resource of hunting, fishing and four-wheeling information. We believe that providing high-quality content will create strong brand recognition and a loyal audience that will be attractive to advertisers and merchants.

  In our sales and marketing efforts, we intend to employ the following tools: advertising in trade magazines, advertising on other leading Internet sites, trade and consumer products expositions and direct sales to businesses. We further intend to market our products and services through direct sales to specific target areas, which have yet to be determined.

  We believe that alliances with traditional media partners will provide access to popular content, increase our access to marketing channels, extend our brand identity both online and offline, as well as drive traffic to the our web site. We intend to create strategic partnerships to generate brand recognition, obtain channels of distribution and to market and sell our products.

Status of Any Publicly Announced New Product or Service

  We have finalized production of our first CD-ROM magazine that delivers premium hunting content to our targeted audience. Virtual Hunters provides our customers with hunting videos, interactive content and web links to purchase products or to obtain more information about certain topics from the Internet. We have begun to sell one year subscriptions through our web site.

  In addition to our hunting magazine, we have begun to sell subscriptions to two additional magazines: Virtual Quads and Virtual Fishers. Virtual Quads targets the four-wheeling enthusiast, while Virtual Fishers offers content for anglers. Both of these CD-ROM publications are available for one year subscriptions through our Internet site.

Industry background and competition

  Our management believes that the Internet has become a significant global medium for obtaining news and information, communicating and conducting commerce. Both the number of Internet users and the amount of time they spend online are growing. This growth is the result of a number of factors, including a growing number of computers in the home and workplace, improvements in network infrastructure, more convenient, faster and less expensive Internet access, advances in computer and modem technology, an increased public awareness of the benefits of using the Internet and the development of easy to use interfaces.

  We believe that the Internet provides an efficient medium for the delivery of continually updated original content. In contrast to print media, the Internet's technology and interactive nature allow content providers to update information without interrupting the user's experience. As a result, providers of high-quality, original and well-organized content can promote increased Internet usage and create an attractive marketing environment for advertisers and merchants. In addition, leading content providers can develop a loyal following of repeat users who register with their sites by providing personal information and preferences. Our management believes that subscription and registration benefits both the user and the site. Such users are often eligible for additional services from a site, such as customization options or access to premium content. As a content provider learns more about its users as they register and spend more time online, it can tailor content to meet the needs and preferences of its users. This user information also provides advertisers and merchants with more focused demographic and psychographic information, which is used to maximize direct marketing opportunities.

  Our CD-ROM magazine and Internet media operations will compete for audience and advertising with other publishers and retailers, as well as other media, that focus on the fishing, hunting and four-wheel driving groups. These businesses compete for advertising directed at the general public and also advertising directed at more specific demographic groups. Our management expects to compete, in particular, with the following types of companies:

1. Publishers of print magazines, which also host Internet sites with content designed to complement their magazines;
2.   Content aggregators;
3. Internet directories, search engines and other sites that offer original editorial content;
4.   Companies in the print, broadcast and television industries;
and
5.   Retail operators in the sporting categories.



PAGE-20-



  While our management believes that this market segment is large enough to support multiple companies, one or a few content and service providers could dominate this particular market niche. We must compete with such entities for user attention, time and for advertising and commerce revenues. In order to compete successfully, we must provide compelling content to attract consumers within our target demographic group and support advertising intended to reach this audience.

Effect of existing or probable government regulations

  A number of legislative and regulatory proposals under consideration by federal, state, local, and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet, including, but not limited to, online content, user privacy, taxation, access charges, liability for third party activities and jurisdiction. The adoption of new laws or the application of existing laws may decrease the growth in the use of the Internet, which could in turn decrease the demand for our services, increase our cost of doing business or otherwise have a material adverse effect on our business, results of operations and financial condition. Prohibition and restriction of Internet content could dampen the growth of Internet use, decrease the acceptance of the Internet as a communications and commercial medium, expose us to liability, and/or require substantial modification of our products and services, and thereby have a material adverse effect on our business, results of operations, and financial condition.

Number of total employees and number of full time employees

  We currently have three directors and officers, who are our only employees. Mr. Weeks, our Chief Executive Officer devotes significantly all of his time to overseeing our operations. Messrs. Mandia and Priebe, our President and Secretary/Treasurer, respectively, each commits at least 20 hours per week to our business. We refer you to Item 10 "Directors, Executive Officers, Promoters and Control Persons on page 15 for more information.

Item 17. Management's Discussion and Plan of Operation.

  This  section  must  be read in conjunction  with  the  Audited
Financial Statements included in this prospectus.

Plan of Operation

  We were incorporated on July 20, 2001. We have generated $900 in revenues and incurred a net loss of $67,835 since our inception. Our efforts have focused primarily on the development and implementation of our business plan and the introduction of our CD-ROM magazines.

  We have implemented our web site and have introduced three interactive magazines to the public. We have generated limited sales of our subscriptions over the past six months. Our goal is to have a total of 150,000 subscribers over the next 12 months across the three publications we offer. To increase our subscriber base, we intend to partner with leading outdoor product companies to cross-market and increase awareness of our magazines. We also plan to obtain content to publish in our magazines and on our Internet site from third-party providers, our officers and directors and subscribers who write to and for us.

  In addition to producing our own proprietary CD-ROM magazines, our management intends to act as a contractor to develop CD publications for companies that currently only offer "paper" magazines. Our management believes that this will provide us with an additional source of revenue. We plan to approach magazine and other periodical producers directly to offer our services. These marketing and sales efforts with be conducted by our officers and directors until we determine that additional sales representatives are required. We have not yet begun to pursue this business opportunity, and thus do not currently have any agreements to provide these services.

  Depending on the outcome of this offering we plan to choose one of the following courses:

  * In the event we raise the maximum of $500,000, our management will move immediately to purchase a building that will serve as our corporate headquarters, fully develop and implement a marketing campaign to generate brand awareness and recognition, and further the development of our CD-ROM magazines.

  * In the event we raise 50% of the maximum offering, or $250,000, we will not be able to purchase facilities to expand our operations, and will have to scale back our plans for marketing and product development.



PAGE-21-



  * If we raise only 25% of the maximum in this offering, which is approximately $125,000, then the implementation of widespread marketing efforts, such as promotional mailing campaigns, engagement of public relations firms and purchasing of website banner ads will be scaled back and implemented as the Company's cash flows improve. In addition, we may not be able to develop greater content or designs for CD-ROMs we develop for our publications or for third-party contractors.

  In the event we raise only 25% of the maximum of this offering, we estimate that this should be sufficient to sustain our operations over the next twelve months. Sales growth in the next six to 12 months is important for our plan of operations. However, we cannot guarantee that we will generate such growth. If we do not generate sufficient cash flow to support our operations over the next 12 to 18 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for us to continue as a going concern.

  Our management does not anticipate the need to hire additional full- or part- time employees over the next 12 months, as the services provided by our officers and directors appear sufficient at this time.

Item 18. Description of Property.

  We use the administrative office located at 17 Seaman Road, Poughkeepsie, New York 12601. A director and shareholder is providing the office space at no charge to us.

Item 19. Certain Relationships and Related Transactions.

  On July 20, 2001, we issued 5,000,000 shares of our $0.001 par value common stock to three officers and directors in exchange for a subscriptions receivable of $5,000. On February 1, 2002, the three founders paid for expenses totaling $5,000 on our behalf to cancel the entire balance of subscriptions receivable.

  On April 30, 2002, we issued 30,000 of $0.001 par value common stock to Edward N. Weeks, Sr., the father of Edward N. Weeks,
Jr., our Chief Executive Officer, for total of $2,100.

Item  20.  Market  for  Common  Equity  and  Related  Stockholder
Matters.

Market Information

  As of the date of this prospectus, there is no public market in our common stock. This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. Interactive Outdoors and our management make no representation about the value of our common stock.

  As of the date of this prospectus,

  1. There are no outstanding options or warrants to purchase, or other instruments convertible into, our common equity; and
2. Other than the stock registered under this prospectus, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

  As of June 25, 2002, we have 6,302,600 shares of common stock outstanding. Of the 6,302,600 shares of common stock outstanding, 5,000,000 shares or 79.33% of common stock are beneficially held by our directors and officers. All shares of common stock registered pursuant to this registration statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by "affiliates" of our Company as defined for purposes of the Securities Act.



PAGE-22-



  In general, under Rule 144 as amended, a person who has beneficially owned and held "restricted" securities for at least one year, including "affiliates," may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. A person who is not deemed an "affiliate" of our Company and who has beneficially owned shares for at least two years would be entitled to unlimited resales of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

Holders

  As of the date of this prospectus, we have approximately 6,302,600 shares of $0.001 par value common stock issued and outstanding held by approximately 27 shareholders of record. Our Transfer Agent is Pacific Stock Transfer Company, 5844 S. Pecos Road, Suite D, Las Vegas, Nevada 89120, phone (702) 361-3033.

Dividends

  We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

Item 21. Executive Compensation.

                   Summary Compensation Table

                     Annual              Long-Term Compensation
                  Compensation
  Name and     Year  Salary  Bonus  Other    Restr   Securi  LTIP     All
  Principal                         Annual   icted   ties    Payouts  Other
  Position             ($)   ($)    Compen-  Stock   Underl    ($)    Compen-
                                    Compe    Awards  ying             sation
                                    sation    ($)    Options           ($)
                                     ($)              (#)
-----------------------------------------------------------------------------
  Edward N.    2002     -     -       -        -       -        -       -
 Weeks, Jr.
    Chief      2001     -     -       -        -       -        -       -
  Executive
   Officer

 Michael V.    2002     -     -       -        -       -        -       -
   Mandia
  President    2001     -     -       -        -       -        -       -

Jeffrey J. M.  2002     -     -       -        -       -        -       -
   Priebe
Secretary and  2001     -     -       -        -       -        -       -
  Treasurer    01

Directors' Compensation

  Our directors are not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of out-of-pocket expenses.

Employment Contracts and Officers' Compensation

  Since our incorporation on July 20, 2001, we have not paid any compensation to our officers. We currently do not have employment contracts with our officers. Any compensation payable to our officers in the future will be determined by our Board of Directors.

Stock Option Plan And Other Long-term Incentive Plan

  We currently do not have existing or proposed option/SAR grants.



PAGE-23-



Item 22. Financial Statements.


                        TABLE OF CONTENTS

                                             PAGE

Independent Auditor's Report                    1

Consolidated Balance Sheets                     2

Consolidated Statements of Operations           3

Statement of Changes in Stockholders'           4
Equity

Consolidated Statements of Cash Flows           5

Footnotes                                       6


Item  23.  Changes  In  and  Disagreements  With  Accountants  on
Accounting and Financial Disclosure.


  None.




PAGE-24-










                   Interactive Outdoors, Inc.
                  (A Development Stage Company)

                         Balance Sheets
                              as of
                       April 30, 2002 and
                        December 31, 2001

                               and

                    Statements of Operations,
              Changes in Stockholders' Equity, and
                           Cash Flows
                 for the four month period ended
                         April 30, 2002
            and for the year ended December 31, 2002
                               and
                         for the period
                July 20, 2001 (Date of Inception)
                             through
                         April 30, 2002









PAGE-25-



                        TABLE OF CONTENTS




                                                           PAGE

Independent Auditor's Report                                1

Balance Sheets                                              2

Statements of Operations                                    3

Statements of Changes in Stockholders' Equity               4

Statements of Cash Flows                                    5

Footnotes                                                   6




PAGE-26-



G. Brad Beckstead
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.257.1984
                                               702.362.0540 (fax)

                  INDEPENDENT AUDITOR'S REPORT

June 24, 2002

Board of Directors
Interactive Outdoors, Inc.
Las Vegas, NV

I have audited the Balance Sheets of Interactive Outdoors, Inc. (the "Company") (A Development Stage Company), as of April 30, 2002 and December 31, 20001, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the period then ended, and for the period July 20, 2001 (Date of Inception) to April 30, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interactive Outdoors, Inc. (A Development Stage Company) as of April 30, 2002 and December 31, 2001, and the results of its operations and cash flows for the periods then ended, and for the period July 20, 2001 (Date of Inception) to April 30, 2002, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 3 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ G. Brad Beckstead
G. Brad Beckstead, CPA



PAGE-27-F1




                   Interactive Outdoors, Inc.
                  (A Development Stage Company)
                         Balance Sheets

                                                 April    December
                                                30, 2002     2002
                                                ------------------
Assets

Current assets:
Cash & equivalents                               $29,434   $3,081
Inventory                                            918        -
                                                ------------------
Total current assets                              30,352    3,081
                                                ------------------
Fixed assets, net                                  6,884        -

                                                 $37,236   $3,081
                                                ==================
Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable                                  $8,130       $-
                                                ------------------
Total current liabilities                          8,130        -
                                                ------------------
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000
shares authorized, no shares issued
And outstanding as of 4/30/02 and 12/31/01             -        -
Common stock, $0.001 par value, 20,000,000
shares authorized, 6,302,600 and
5,000,000 shares issued and outstanding as of
4/30/02 and 12/31/01,
respectively                                       6,303    5,000
Additional paid in capital                        90,638        -
Subscriptions payable                                  -   11,702
(Deficit) accumulated during development stage   (67,835) (13,621)
                                                ------------------
                                                  29,106    3,081
                                                ------------------
                                                 $37,236   $3,081
                                                ==================

 The accompanying notes are an integral part of these financial statements.



PAGE-28-F2



                   Interactive Outdoors, Inc.
                  (A Development Stage Company)
                    Statements of Operations

                                      For the
                                       four       July          July
                                      months     20, 2001      20, 2001
                                       ended   (Inception)   (Inception)
                                       April       to            to
                                        30,     December 31,   April 30,
                                       2002        2001         2002
                                    -------------------------------------
Revenue                                  $900       $ -        $900
Cost of goods sold                        153         -         153
                                    -------------------------------------
Gross Profit                              747         -         747
                                    -------------------------------------
Expenses:
General & administrative expenses      54,646    13,621      68,267
Depreciation                              315         -         315
                                    -------------------------------------
Total expenses                         54,961    13,621      68,582
                                    -------------------------------------
Net (loss)                           $(54,214) $(13,621)   $(67,835)
                                    =====================================

Weighted average number of shares
outstanding -
basic and fully diluted             5,010,855   5,000,000
                                    =====================

Net (loss) per share - basic and      $(0.01)   $(0.00)
fully diluted                       =====================


 The accompanying notes are an integral part of these financial statements.



PAGE-29-F3



                   Interactive Outdoors, Inc.
                  (A Development Stage Company)
          Statements of Changes in Stockholders' Equity



                                                   (Deficit)
                                                  Accumulated
                                 Additi   Subscri    During
                                 onal     ptions   Development    Total
                  Common Stock   Paid-    (Receiv    Stage      Stockholders'
                 ------------    in       able)                  Equity
                Shares   Amount  Capital  Payable
            -----------------------------------------------------------------

July 2001
   Founder     5,000,000  $5,000   $-    $(5,000)      $-          $-
shares

December 2001
   Cash
received for
Rule
   505                                    16,702               16,702
offering

Net (loss)
   July 20,
2001
   (inception)
to
   December                                       (13,621)    (13,621)
31, 2001   ------------------------------------------------------------------

Balance,
December 31,
   2001        5,000,000   5,000    -     11,702  (13,621)      3,081

February 2002

Cancellation
of
                                           5,000                5,000
Subscriptions
receivable

February 2002
   Donated                        759                             759
capital

April 2002
   Rule 505
offering
   issued for  1,302,600   1,303  89,879  (16,702)             74,480
cash

Net (loss)
   For the
period ended
   April 30,                                      (54,214)    (54,214)
2002
            -----------------------------------------------------------------
Balance,       6,302,600  $6,303 $90,638      $-  $(67,835)   $29,106
April 30,   =================================================================
2002


 The accompanying notes are an integral part of these financial statements.



PAGE-30-F4



                   Interactive Outdoors, Inc.
                  (A Development Stage Company)
                    Statements of Cash Flows

                              For the
                            four months   July 10,    July 10,
                                            2001        2001
                               ended     (Inception) (Inception)
                                             to          to
                             April 30,    December    April 30,
                                             31,
                               2002         2001        2002
                           ---------------------------------------

Cash flows from operating
activities
Net (loss)                   $(54,214)   $(13,621)    $(67,835)
Depreciation                      315           -          315
Shares issued for expenses      5,000           -        5,000
paid by the founders
Adjustments to reconcile
net (loss) to
net cash (used) by
operating activities:
(Increase) in inventory         (918)            -       (918)
Increase in accounts            8,130            -       8,130
payable                    ---------------------------------------
Net cash (used) by            (41,687)     (13,621)    (55,308)
operating activities       ---------------------------------------

Cash flows from investing
activities
Purchase of fixed assets      (7,199)            -     (7,199)
                           ---------------------------------------
Net cash (used) by            (7,199)            -     (7,199)
investing activities       ---------------------------------------

Cash flows from financing
activities
Issuances of common stock      91,182            -      91,182
Donated capital                   759            -         759
Subscription payable         (16,702)       16,702           -
(receivable)               ---------------------------------------
Net cash provided by           75,239       16,702      91,941
financing activities       ---------------------------------------

Net increase in cash           26,353        3,081      29,434
Cash - beginning                3,081            -           -
                           ---------------------------------------
Cash - ending                 $29,434       $3,081     $29,434
                           =======================================
Supplemental disclosures:
Interest paid                      $-           $-          $-
                           =======================================
Income taxes paid                  $-           $-          $-
                           =======================================

 The accompanying notes are an integral part of these financial statements.



PAGE-31-F5



                   Interactive Outdoors, Inc.
                  (A Development Stage Company)
                              Notes

Note 1 - History and organization of the company

The Company was organized July 10, 2001 (Date of Inception) under the laws of the State of Nevada, as Interactive Outdoors, Inc.
The Company has minimal operations and in accordance with SFAS #7, the Company is considered a development stage company. The Company is authorized to issue 20,000,000 shares of $0.001 par value common stock and 5,000,000 shares of $0.001 par value preferred stock.

Note 2 - Accounting policies and procedures

Cash and cash equivalents
The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. Cash equivalents include funds in petty cash. There were cash equivalents in the amount of $0 and $1,388 as of April 30, 2002 and December 31, 2001, respectively.

Impairment of long-lived assets
Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at April 30, 2002 and December 31, 2001.

Fixed Assets
The cost of fixed assets is depreciated over the following estimated useful life of the asset utilizing the straight-line method of depreciation:

                    Office Equipment               5 years
                    Display Equipment              5 years

Revenue recognition
The  Company  reports revenue as invoiced on  an  accrued  basis.
Costs of sales are recorded as items are sold and are comprised of product purchases and shipping costs.

Advertising costs
The Company expenses all costs of advertising as incurred. There were advertising costs in the amount of $200 and $0 included in selling, general and administrative expenses as of April 30, 2002 and December 31, 2001, respectively.

Loss per share
Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share." Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. The Company had no dilutive common stock equivalents, such as stock options or warrants as of April 30, 2002 and December 31, 2001.

Reporting on the costs of start-up activities
Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.



PAGE-32-F6



                   Interactive Outdoors, Inc.
                  (A Development Stage Company)
                              Notes

Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of April 30, 2002 and December 31, 2001. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Income Taxes
Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable on the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Segment reporting
The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information." The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Dividends
The  Company has not yet adopted any policy regarding payment  of
dividends.   No  dividends  have  been  paid  or  declared  since
inception.

Recent pronouncements
In June 2001, SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets," were issued. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method of accounting, and that identifiable intangible assets acquired in a business combination be recognized as an asset apart from goodwill, if they meet certain criteria. The impact of the adoption of SFAS No. 141 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

SFAS No. 142 applies to all goodwill and identified intangible assets acquired in a business combination. Under the new standard, all goodwill and indefinite-lived intangible assets, including that acquired before initial application of the standard, will not be amortized but will be tested for impairment at least annually. The new standard is effective for fiscal years beginning after December 15, 2001. Adoption of SFAS No. 142 effective January 1, 2002, will result in the elimination of approximately $82,000 of annual amortization. The Company does not expect to recognize any impaired goodwill as of January 1, 2002.

In July 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations," was issued which requires the recognition of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the carrying amount of the related long-lived asset is correspondingly increased. Over time, the liability is accreted to its present value and the related capitalized charge is depreciated over the useful life of the asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The impact of the adoption of SFAS No. 143 on the Company's reported operating results, financial position and existing financial statement disclosure is not expected to be material.



PAGE-33-F7



                   Interactive Outdoors, Inc.
                  (A Development Stage Company)
                              Notes

In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued. This statement addresses the financial accounting and reporting for the impairment or disposal of long-lived assets and broadens the definition of what constitutes a discontinued operation and how results of a discontinued operation are to be measured and presented. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The impact of the adoption of SFAS No. 144 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

Stock-Based Compensation
The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and has adopted the disclosure-only alternative of FAS No. 123, "Accounting for Stock-Based Compensation." Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by FAS No. 123.

Year end
The Company has adopted December 31 as its fiscal year end.

Note 3 - Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has generated a minimal amount of revenue. In order to obtain the necessary capital, the Company plans to raise funds via securities offering registered via Form SB-2. If the securities offering does not provide sufficient capital, some of the shareholders of the Company have agreed to provide sufficient funds as a loan over the next twelve-month period. However, the Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The officers and directors are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 4 - Fixed assets

The Company purchased fixed assets in the amount of $7,199 during the period ended April 30, 2002. Depreciation expense totaled
$315 for the period ended April 30, 2002.



PAGE-34-F8



                   Interactive Outdoors, Inc.
                  (A Development Stage Company)
                              Notes

Note 5 - Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

                  U.S federal statutory rate      (34.0%)

                  Valuation reserve                34.0%
                                             ------------
                         Total                        -%
                                             ============

As of December 31, 2001, the Company has a net operating loss carry forward of approximately $13,621 for tax purposes, which will be available to offset future taxable income. If not used, this carry forward will expire in 2021, respectively.

Note 6 - Stockholder's equity

The Company is authorized to issue 20,000,000 shares of its $0.001 par value common stock and 5,000,000 shares of its $0.001 par value preferred stock.

On  July  20,  2001, the Company issued 5,000,000 shares  of  its
$0.001 par value common stock to three officers and directors in exchange for a subscriptions receivable of $5,000.

During  the period ended December 31, 2001, the Company  received
$16,702 in cash for shares that were issued in the private placement.

On February 1, 2002, the three founders paid for expenses totaling $5,000 on behalf of the Company to cancel the entire balance of subscriptions receivable.

During February 2002, an officer, director and shareholder of the Company donated capital in the amount of $759.

On April 30, 2002, the Company issued 1,302,600 of its $0.001 par value common stock for total of $91,182 pursuant to a private placement, of which the Company received $74,480 in cash.

There have been no other issuances of common and/or preferred stock.



PAGE-35-F9



                   Interactive Outdoors, Inc.
                  (A Development Stage Company)
                              Notes

Note 7 - Related party transactions

On July 20, 2001, the Company issued 5,000,000 shares of its $0.001 par value common stock to three officers and directors in exchange for a subscriptions receivable of $5,000. On February 1, 2002, the three founders paid for expenses totaling $5,000 on behalf of the Company to cancel the entire balance of subscriptions receivable.

During February 2002, an officer, director and shareholder of the Company donated capital in the amount of $589.

On April 30, 2002, the Company issued 30,000 of its $0.001 par value common stock to the father of an officer and director of the Company for total of $2,100 pursuant to a private placement.

Office space and services are provided without charge by a director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 8 - Warrants and options

As of April 30, 2002 and December 31, 2001, there were no warrants or options outstanding to acquire any additional shares of common stock.

Note 9 - Commitments

On December 1, 2001, the Company executed a joint venture agreement with Virtual Hunters.com, Inc. (VH) to combine to develop and publish an interactive CD-ROM magazine for outdoor sports. During the term of this agreement the parties agree to divide the profits equally, once the Company has recovered the initial start-up costs. The agreement is effective until VH receives royalties of at least $100,000. If during a period of five years the Company does not pay VH $100,000, then both parties must agree to either lower the minimum amount of royalties or extend the terms. Once the Company pays VH a total of $100,000, VH shall transfer rights on all technologies and the Company will have the option to purchase certain assets of VH for $25,000.



PAGE-36-F10



         PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

  Our Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. We indemnify any of our directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at our request as one of our officers or directors. We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

  Pursuant to the provisions of Nevada Revised Statutes 78.751, we shall indemnify our directors, officers and employees as follows: Every director, officer, or employee of Interactive
Outdoors shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Interactive Outdoors or is or was serving at the request of Interactive Outdoors as a director, officer, employee or agent of Interactive Outdoors, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Interactive Outdoors. Interactive Outdoors shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Interactive Outdoors as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.



PAGE-37-



Item 25. Other Expenses of Issuance and Distribution.

  The following table sets forth the costs and expenses payable by us in connection with the sale of the common stock being registered. We have agreed to pay all costs and expenses in connection with this offering of our common stock, except legal fees and expenses. The estimated expenses of issuance and distribution are set forth below.

SEC Registration Fee          $ 55
EDGAR Conversion Fees         $ 1,500
Blue Sky Qualification
Fees and Expenses             $ 3,000
Accounting Fees and Expenses  $ 6,000
Legal Fees and Expenses       $ 9,000
Printing and Engraving        $ 3,000
Miscellaneous                 $ 2,445
                              -------
Total                         $ 25,000
                              =======

Item 26. Recent Sales of Unregistered Securities.
On July 20, 2001, we issued 5,000,000 shares of our common stock to our three founding shareholders. These sales of stock did not involve any public offering or solicitation. The shares were issued in exchange for expenses paid for by the founding shareholders on our behalf in the amount of $5,000. At the time of the issuances, each investor was in possession of all available material information about us, as they are our officers and directors. On the basis of these facts, Interactive Outdoors claims that the issuances of stock to its founding shareholders qualify for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. The shares were distributed as follows:

Name of Beneficial Owner                                Number of Shares
------------------------------------------------------------------------
Edward N. Weeks, Chief Executive Officer and Director       2,000,000

Michael V. Mandia, President and Director                   2,000,000

Jeffrey J. M. Priebe, Secretary, Treasurer and Director     1,000,000


On April 30, 2002, we completed a private placement of shares of our common stock in accordance with Regulation D, Rule 505 of the Securities Act of 1933, as amended. This offering was conducted on a best efforts basis and was not underwritten. We sold 1,302,600 shares of common stock, par value, at a price of $0.07 per share to approximately 26 unaffiliated shareholders of record, none of whom were or are our officers or directors, and one affiliated shareholder, who is the father of an officer of our Company.
The offering was sold for $91,183 in cash.

Item 27. Exhibits.

Exhibit    Name and/or Identification of Exhibit
Number
---------------------------------------------------------------------------
3.         Articles of Incorporation & By-Laws

           a)  Articles of Incorporation filed on July 20, 2001
           b)  Bylaws adopted on July 20, 2001

5.         Opinion on Legality

           Opinion of Harold P. Gewerter, Esq., Ltd.

10.        Material Contracts

           Joint Venture Agreement between Interactive Outdoors, Inc. and Virtual Hunters.com, Inc.

23.        Consent of Experts and Counsel

           a) Consent of Harold P. Gewerter, Esq., Ltd., incorporated by reference to Exhibit 5 of this filing.
           b)  Consent of G. Brad Beckstead, CPA

99.        Other Exhibits

           Subscription Agreement



PAGE-38-



Item 28. Undertakings.

In this Registration Statement, we are including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, we include the following undertakings in this Registration Statement:

A.  The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:
  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item
14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



PAGE-39-




                          SIGNATURES
In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Poughkeepsie, State of New York on June 28, 2002.

Interactive Outdoors, Inc.
(Registrant)

By: /s/ Edward N. Weeks                Date:
   ---------------------
Edward N. Weeks, Jr.
Chief Executive Officer


In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature                       Title                               Date

/s/ Edward N. Weeks, Jr.   Chief Executive Officer and Director
-------------------------
Edward N. Weeks, Jr.

/s/Michael V. Mandia       President and Director
--------------------
Michael V. Mandia

/s/ Jeffrey J. Priebe      Secretary, Treasurer and Director
---------------------
Jeffrey J. M. Priebe






PAGE-40-